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                                KING & SPALDING
                             191 PEACHTREE STREET
                          ATLANTA, GEORGIA 30303-1763
                            TELEPHONE: 404/572-4600
                            FACSIMILE: 404/572-5100



                                                                    EXHIBIT 8.1



                               February 27, 1998





Chastain Capital Corporation
c/o ERE Yarmouth, Inc.
3424 Peachtree Road, N.E.
Suite 800
Atlanta, Georgia  30326

Ladies and Gentlemen:


         We have acted as counsel to Chastain Capital Corporation, a Georgia corporation (the "Company") in connection with its registration under the Securities Act of 1933, as amended, of the Common Stock of the Company, as described in that certain Registration Statement filed with the Securities and Exchange Commission on December 18, 1997 (the "Registration Statement"). In connection therewith, the Company has requested our opinion with respect to (i) the qualification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code") and (ii) the accuracy of the information contained in the Prospectus, which is part of the Registration Statement, under the heading "Federal Income Tax Consequences."


         We understand that our opinion will be referred to in the Prospectus and attached as an exhibit to the Registration Statement. We hereby consent to such use of our opinion.

         Unless otherwise indicated, all terms used herein with initial capital letters shall have the same meaning as in the Prospectus, and all section references herein are to the Code.

                       FACTS AND ASSUMPTIONS RELIED UPON

         In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including, without limitation, the Registration Statement and the Company's Articles of Incorporation. In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies or telecopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We also have obtained such additional information and representations as we have deemed relevant and necessary through consultation with officers of the Company, including certain representations set forth in a letter to us of even date herewith.


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February 27, 1998

Page 2


                                    OPINIONS

         Based upon and subject to the foregoing, we are of the following opinions:

         (1) The Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT beginning with its taxable year ended December 31, 1998.


         (2) The information in the Prospectus under the heading "Federal Income Tax Consequences" constitutes, in all material respects, a fair and accurate summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Common Stock, and, to the extent such discussion contains statements of law or legal conclusions, such statements and conclusions are the opinion of King & Spalding.


         The opinions expressed herein are based upon the Code, the U.S. Treasury regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein and the tax consequences to the Company and the investors in the Common Stock. In addition, as noted above, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in any such documents or in any such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. Moreover, we assume no obligation to advise you after the date hereof of any facts or circumstances that come to our attention or of any changes in law that could affect the opinions expressed herein.

         The Company's qualification as a REIT depends upon the Company's ability to meet, on a continuing basis through actual annual operating results, distribution levels, and stock ownership, several requirements imposed by the Code. We assume no obligation to review the Company's compliance with those requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations for any particular taxable year will satisfy such requirements.

         Finally, our opinions are limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of an investment in the Common Stock.

                                                        Very truly yours,


                                                          /s/